SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2005

BGF INDUSTRIES, INC.

(Exact name of registrant specified in its charter)

Delaware	333-72321	56-1600845
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3802 Robert Porcher Way

Greensboro, North Carolina 27410

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (336) 545-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 31, 2005, we executed an amendment to our five-year financing arrangement with Wells Fargo Foothill, Inc. (the “WFF Loan”) to modify the limitation on capital expenditures. As a result of the amendment, we are now permitted to incur up to $3.5 million of annual capital expenditures without the lenders’ consent. The amendment was deemed to be effective as of June 30, 2005.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description
10	Fourth Amendment to Loan and Security Agreement, by and among BGF Industries, Inc., the lenders that are signatories thereto and Wells Fargo Foothill, Inc., as arranger and administrative agent, effective as of June 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BGF INDUSTRIES, INC.

By:	/s/ Philippe R. Dorier
Philippe R. Dorier
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: October 31, 2005